EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-126840, 333-115180 and 333-71690) and Form S-8 (No. 333-132217, 333-105493, 333-76808, 333-40160, 333-36068, 333-33358, 333-87309, and 333-89499) of IPIX Corporation of our reports dated March 21, 2006 relating to the consolidated financial statements, the financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ ARMANINO McKENNA LLP
San Ramon, California
March 21, 2006